Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 10, 2006 relating to the financial statements, which appears in Adherex Technologies Inc’s Annual Report on Form 20-F for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Raleigh, North Carolina

June 2, 2006